EXHIBIT 10.3

20 William Street, Suite 310 Wellesley, MA 02481 781-304-1800 phone 781-304-1701 fax www.stream.com

May 6, 2009

Mr. Robert Dechant

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Dear Bob:

Stream Global Services, Inc., a Delaware corporation (the “Company”), and you hereby agree to amend the employment agreement dated as of August 7, 2008, as amended on December 29, 2008, by and between the Company and you (the “Agreement”), as follows:

The last sentence in Section 3.4 is deleted in its entirety and replaced by inserting at the end the following:

“Up to 40 hours of unused vacation time accrued by the Executive at the end of any fiscal year shall be carried over in full to the next year.”

Except as modified by this letter or by other intervening amendments, all other terms and conditions of the Agreement shall remain in full force and effect. This letter may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

STREAM GLOBAL SERVICES, INC.

By:  /s/    R. Scott Murray

        R. Scott Murray

        Chief Executive Officer

Acknowledged and agreed:

/s/  Robert Dechant

Robert Dechant

Date